U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             __________________



                                  FORM 8-K


                               CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934


                             __________________



              Date of Report (Date of earliest event reported):
                               September 1, 1997


                                  MVSI, Inc.
            (Exact name of registrant as specified in its charter)


                             __________________



       Delaware                      0-26614                54-1707718
(State or other jurisdiction of    (Commission          (I.R.S. Employer
incorporation or organization)     File Number)        Identification No.)

       8133 Leesburg Pike, Suite 750, Vienna, VA             22182
       (Address of principal executive offices)           (Zip code)




             Registrant's telephone number, including area code:
                               (703) 356-5353



         Former name or former address, if changed since last report:
                                     n/a

                                  MVSI, INC.

                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant.

         None.

Item 2.  Acquisition or Disposition of Assets.

         None.

Item 3.  Bankruptcy or Receivership.

         None.

Item 4.  Changes in Registrant's Certifying Accountant.

         None.

Item 5.  Other Events.

         On September 1, 1997, the Registrant (MVSI, Inc., Nasdaq: "MVSI") completed the acquisition of all of the outstanding stock of Technet Computer Services, Inc. ("Technet"). Founded in 1989, Technet is a Virginia based computer software development company specializing in software solutions for corporate clients to include implementing solutions for the Year 2000 computer problem. MVSI exchanged 400,000 shares of MVSI common stock for all the shares of common stock held by Technet's sole stockholder. The newly issued MVSI shares in the acquisition are restricted and may not be sold for at least one year from the date of issuance.

Item 6.  Resignation of Registrant's Directors.

         None.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         In accordance with Regulation S-B, Item 310(c), the Registrant has determined that its acquisition of Technet Computer Services, Inc. is not considered to be a significant business combination. As none of the criteria was met requiring the Registrant to provide financial statements or pro forma financial information, and that such financial statements and financial information are not readily available, the Registrant, is not required to, and has not provided such financial statements or financial information herein.

Item 8.  Change in Fiscal Year.

         None.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        MVSI, INC.

Date:     September 30, 1997                  By:    EDWARD RATKOVICH
                                                   --------------------
                                                     Edward Ratkovich
                                                   Chairman of the Board